Exhibit 99.1

eHealth, Inc. Announces Preliminary Results for the Fourth Quarter and Fiscal Year 2013. Conference Call to be Held January 9,  2014 at 9:00 a.m. ET

•	Revenue for the fourth quarter of 2013 is expected to be in the range of $53 to $55 million.
•	Non-GAAP net income (loss) per diluted share* for the fourth quarter of 2013 is expected to be in the range of $(0.03) to $0.04.
•	Estimated submitted applications for Individual & Family Plan product in the fourth quarter of 2013 increased approximately 50% from the fourth quarter of 2012.
•

Estimated submitted applications for Medicare products in the fourth quarter of 2013 increased in excess of 65% from the fourth quarter of 2012.  Estimated submitted applications for Medicare Advantage product in the fourth quarter of 2013 increased in excess of 35% from the fourth quarter of 2012.

MOUNTAIN VIEW, Calif., January 8, 2014 – eHealth, Inc. (NASDAQ: EHTH), America's first and largest private health insurance exchange, today announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2013.

Revenue for the fiscal year 2013 is expected to be in the range of $178 million to $180 million, above the company’s guidance of $168 million to $174 million.  EBITDA* for the year is expected to be in the range of $16.0 million to $18.0 million, below the company’s guidance of $23 million to $29 million. Non-GAAP net income per diluted share* for the fiscal year 2013 is expected to be in the range of $0.34 to $0.41, compared to guidance of $0.61 to $0.71 per diluted share.

Revenue for the fourth quarter of 2013 is expected to be in the range of $53 million to $55 million. EBITDA* for the fourth quarter of 2013 is expected to be in the range of $1.0 million to $3.0 million.  Fourth quarter 2013 non-GAAP net income (loss) per diluted share* is expected to be in the range of $(0.03) to $0.04.

Gary Lauer, chief executive officer of eHealth, stated, “We experienced a significant increase in demand for our Individual & Family Plan product during the fourth quarter’s Open Enrollment Period under the Affordable Care Act and made the decision to spend into the increased demand and pursue longer-term growth at the expense of the fourth quarter earnings.”

Estimated fourth quarter 2013 submitted applications for Individual and Family Plan (IFP) product increased approximately 50% from the fourth quarter of 2012.  The number of IFP members approved during the fourth quarter and estimated IFP membership as of the end of the fourth quarter of 2013 will be available as part of the company’s regularly scheduled fourth quarter and full year 2013 earnings release.

Estimated fourth quarter 2013 submitted applications for total Medicare products increased in excess of 65% compared to the fourth quarter of 2012.  Estimated fourth quarter 2013 submitted applications for Medicare Advantage product increased in excess of 35% compared to the fourth quarter of 2012.

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended December 31, 2013, and remain subject to change based on management’s ongoing review of the fourth-quarter results.  The company will report final results for the fourth quarter and fiscal year 2013 in its regularly scheduled earnings release and conference call.

* EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income. Non-GAAP net income per diluted share excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses and the tax effects related to these items.

Webcast and Conference Call Information
A Webcast and conference call will be held tomorrow, January 9, 2014 at 9:00 a.m. Eastern / 6:00 a.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 800 706.7749 for domestic callers and 617 614.3474 for international callers. The participant passcode is 74663415. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888 286.8010 for domestic callers and 617 801.6888 for international callers. The call ID for the replay is 13321095. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth
eHealth, Inc. (NASDAQ: EHTH) operates eHealthInsurance.com,  the nation's first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth, Inc. also provides powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.planprescriber.com) and eHealthMedicare.com (www.eHealthMedicare.com).

For more health insurance news and information, visit the eHealthInsurance consumer blog: Get Smart - Get Covered or visit eHealth's Affordable Care Act Resource Center at www.eHealth.com/affordable-care-act.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP).  EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

Non-GAAP net income consists of GAAP net income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,
•	intangible asset amortization expense, and
•	the related income tax benefit of these excluded items.

Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports.

EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect income tax as determined in accordance with GAAP.  As a result, you should not consider these measures in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

eHealth believes the most directly comparable GAAP financial measure to EBITDA, and non-GAAP Net Income per diluted share  is Net Income and Net Income per diluted share, respectively.  eHealth has not included in this press release forward-looking Net Income and Net Income per diluted share because such information is not accessible on a forward-looking basis without an unreasonable effort.  eHealth is unable to provide a reconciliation of the forward-looking non-GAAP financial measures, EBITDA and non-GAAP Net Income per diluted share, to the most directly comparable GAAP financial measures, Net Income and Net Income per diluted share, because not all of the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available to the Company without unreasonable efforts.  The probable significance of providing these forward-looking non-GAAP financial measures without the directly comparable GAAP financial measures is that such GAAP financial measures may be materially different from the corresponding non-GAAP financial measure. GAAP net income is expected to be lower than EBITDA and non-GAAP net income for the fiscal year 2013 and the fourth quarter of 2013.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future events, our positioning to generate strong consumer demand in future periods, our estimates for our performance with respect to with respect to revenue, EBITDA, and non-GAAP net income per diluted share for the fourth quarter and fiscal year ended December 31, 2013 , our estimates for our operational metrics with respect to submitted applications for IFP product, Medicare products and Medicare Advantage product sold for the fourth quarter ended December 31, 2013, the timing of our presenting IFP membership metrics and the utility to our investors of the non-GAAP financial measures presented is this release. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with estimates that could differ materially from actual reported amounts in eHealth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; management’s ongoing review of the fourth-quarter results; the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s ability to enter into relationships with new health insurance carriers, particularly with respect to the sale of Medicare-related products; eHealth’s success in marketing and selling Medicare-related health insurance plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare-related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; our operations in China; success of eHealth’s sponsorship and advertising business; the licensing of the use of eHealth’s technology or our performance of services pursuant to government contracts; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; changes in our management and key employees; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other relationships that serve as a source of Medicare-related leads; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Investor Relations Contact:

Kate Sidorovich CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com